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                                                                    EXHIBIT 99.1
                            [LOGO] Behringer Harvard
                                      FUNDS

                  Investing in America's Commercial Real Estate



CONTACT:

COMPANY
Gerry Reihsen, Executive Vice President
Behringer Harvard REIT I, Inc.
(866) 655-1605
greihsen@bhfunds.com
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                 BEHRINGER HARVARD FUNDS ACQUIRE FIRST PROPERTY,
                    ACCEPT INVESTMENTS AND DECLARE DIVIDENDS
                          -----------------------------

DALLAS, OCTOBER 20, 2002 - Behringer Harvard Funds, a Dallas based integrated real estate investment fund company, announced today that it has acquired Minnesota Center, that two of its public real estate funds have accepted investor subscriptions and begun active operations and that it has completed its first 1031 tax-deferral opportunity offering.

Behringer Harvard Funds is a national real estate investment fund sponsor offering a family of real estate funds to the public through the independent broker dealer community. Its three public funds offer their securities in best efforts public offerings. These public funds include Behringer Harvard REIT I, Inc., which has a fund life of eight to twelve years that targets institutional quality office investments in mature metropolitan markets using moderate leverage which is raising $880 million, Behringer Harvard Mid-Term Value Enhancement Fund I LP, which has a fund life of five to eight years which primarily targets institutional quality office and office service center investments in suburban submarkets of mature metropolitan areas which is raising $440 million, and Behringer Harvard Short-Term Opportunity Fund I LP, raising $110 million to invest with greater leverage in properties with superior capital appreciation over the fund's three to five year life. Behringer Harvard Funds also sponsors 1031 tax-deferral opportunity offerings that invest in institutional quality commercial real estate.

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BEHRINGER HARVARD FUNDS ACQUIRE FIRST PROPERTY, ACCEPT
INVESTMENTS AND DECLARE DIVIDENDS/2

Minnesota Center was acquired in Behringer Harvard Fund's first 1031 tax-deferral opportunity offering for approximately $46.5 million. Behringer Harvard REIT I, Inc. acquired approximately 15% of the project at the sponsor level. Minnesota Center is a 14-story 276,425 square foot, institutional quality Class A office building located at the key intersection in the Southwest submarket of the Twin Cities. Minnesota Center is approximately 90% leased and is located in a dominant position in its submarket with extraordinary visibility above Interstate 494. The property features a 5-level ramp parking, surface parking, and underground heated parking for tenants and visitors.

Behringer Harvard Funds has accepted investment of over $20 million since September 15. In addition to the Minnesota Center offering, Behringer Harvard REIT I, Inc. made its initial acceptance of subscriptions. The fund has accepted over $3.5 million in subscriptions through the last 30 days. With its Minnesota Center investment the fund has declared a dividend of 7% per year through the end of the year.

Short-Term Opportunity Fund I LP also made its initial acceptance of investor subscriptions and expects to make its first investment before year end. The fund has accepted investment of over $2.8 million during the last 30 days.

"The foundation we have established at Behringer Harvard Funds allows us great flexibility to provide unique opportunities for investors to directly participate in quality commercial real estate." said Robert Behringer, the founder and CEO of Behringer Harvard Funds. "We are delighted that our REIT has begun its operations and immediately had the opportunity to make a wonderful investment. This supports the attractive dividend that its Board has declared."

"We now sell Behringer Harvard Funds equity securities through 40 independent broker dealers with over 11,500 registered representatives," Mr. Behringer continued. "Our capital raise is increasing exponentially and our asset team is aggressively pursuing quality investment opportunities for our funds."



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BEHRINGER HARVARD FUNDS ACQUIRE FIRST PROPERTY, ACCEPT
INVESTMENTS AND DECLARE DIVIDENDS/3

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO THE BUSINESS AND FINANCIAL OUTLOOK OF BEHRINGER HARVARD REIT I, INC., BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP, AND BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP WHICH ARE BASED ON OUR CURRENT EXPECTATIONS, ESTIMATES, FORECASTS AND PROJECTIONS AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN THESE FORWARD-LOOKING STATEMENTS AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON ANY SUCH STATEMENTS. A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS RELEASE. SUCH FACTORS INCLUDE THOSE DESCRIBED IN THE RISK FACTORS SECTIONS OF THE PROSPECTUSES FOR THE PUBLIC OFFERINGS OF EQUITY OF EACH OF BEHRINGER HARVARD REIT I, INC., BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP, AND BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP. FORWARD-LOOKING STATEMENTS IN THIS RELEASE SPEAK ONLY AS OF THE DATE ON WHICH SUCH STATEMENTS WERE MADE AND WE UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS THAT BECOME UNTRUE BECAUSE OF SUBSEQUENT EVENTS. WE CLAIM THE SAFE HARBOR PROTECTION FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

For further information, contact Gerry Reihsen, at 866-655-1605.


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